NON-COMPETITION AND NON-SOLICITATION AGREEMENT
This Non-Competition and Non-Solicitation Agreement (the “Agreement”) is made between AVEO Pharmaceuticals, Inc. a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and the undersigned employee (the “Employee”).
For good consideration, including, without limitation, the continued employment of the Employee by the Company and, with respect to the non-competition restrictions, the additional consideration set forth in Section 1(c), the Employee and the Company agree as follows:
1.Non-Competition.
(a)During the Restricted Period (as defined below), the Employee will not, in the Applicable Territory (as defined below), directly or indirectly, whether as an owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the passive holder of not more than 1% of the outstanding stock of a publicly-held company, engage or assist others in engaging in any business or enterprise that is competitive with the Company’s business, including but not limited to any business or enterprise that researches, develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service researched, developed, manufactured, marketed, licensed, sold or provided, or planned to be researched, developed, manufactured, marketed, licensed, sold or provided by the Company (a “Competitive Company”), if the Employee would be performing job duties or services for the Competitive Company that are of a similar type that the Employee performed for the Company at any time during the last two (2) years of the Employee’s employment.
(b)Certain Definitions. Solely for purposes of this Section 1:
i.the “Restricted Period” shall include the duration of the Employee’s employment with the Company and the twelve (12) month period thereafter; provided, however, that the Restricted Period shall automatically be extended to two (2) years following the cessation of the Employee’s employment if the Employee breaches a fiduciary duty to the Company or the Employee unlawfully takes, physically or electronically, any property belonging to the Company. Notwithstanding the foregoing, the Restricted Period shall end immediately upon the Employee’s last day of employment with the Company if: (x) the Company terminates the Employee’s employment other than for Cause (as defined below); or (y) the Company notifies the Employee in writing that it is waiving the post-employment restrictions set forth in this Section 1 (such notice to be provided no later than the Employee’s last day of employment or by the seventh (7th) business day following an Employee’s notice of resignation, if later).
ii. “Applicable Territory” shall mean the geographic areas in which the Employee provided services or had a material presence or influence at any time during his/her last two (2) years of employment.
iii.“Cause” shall mean any of: (a) the Employee’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude, or any felony; or (b) a good faith finding by the Company in its sole discretion that the Employee has (i) engaged in dishonesty, misconduct or gross negligence; (ii) committed an act that injures or would reasonably be expected to injure the reputation, business or business relationships of the Company; (iii) breached the terms of this Agreement or any other restrictive covenant or confidentiality agreement with or policy of the Company; (iv) failed or refused to comply with any of the Company’s policies or procedures; or (v)

failed to perform the Employee’s duties and/or responsibilities to the Company’s satisfaction.
(c)Additional Consideration for Non-Competition Restrictions. In exchange for the Employee’s compliance with the restrictions set forth in this Section 1, the Employee will be eligible to receive cash severance and other severance benefits pursuant to the terms and conditions of the Company’s Executive Severance and Change in Control Benefits Plan. The Employee understands and agrees that the above-stated consideration has been mutually agreed upon by the Company and the Employee, is fair and reasonable, and is sufficient consideration in exchange for the restrictions set forth in this Section 1.
2.Non-Solicitation.
(a)While the Employee is employed by the Company and for a period of twelve (12) months after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:
(i)    Either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the actual or prospective clients, customers, accounts or business partners of the Company which were contacted, solicited, or served by the Company during the Employee’s employment with the Company; or
(ii)    Either alone or in association with others (I) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (II) hire or recruit, or attempt to hire or recruit, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company at any time during the term of the Employee’s employment with the Company; provided, that this clause (II) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company ended at least six (6) months before the recruitment, hiring, or other engagement.
(b)If the Employee violates the provisions of any of the preceding paragraphs of this Section 2, the Employee shall continue to be bound by the restrictions set forth in such paragraph until a period of twelve (12) months has expired without any violation of such provisions. Further, the twelve (12) month post-employment restrictions set forth in this Section 2 shall be extended to two (2) years if the Employee breaches a fiduciary duty to the Company or the Employee unlawfully takes, physically or electronically, any property belonging to the Company.
3.Notice of New Business Activities. The Employee agrees that during any period of time when the Employee is subject to restrictions pursuant to either Section 1 or Section 2, the Employee will notify any prospective employer or business associate of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder. The Employee further agrees, during such period, to give notice to the Company of each new business activity the Employee plans to undertake, at least (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Employee’s business relationship or position with the Entity. The Employee also agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Employee’s continued compliance with his/her obligations under this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the

Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.
4.Miscellaneous.
(a)Equitable Remedies. The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach or threatened breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach without posting a bond and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief. Additionally, the Employee acknowledges and agrees that, while the non-solicitation obligations herein are essential to the protection of the Company’s legitimate business interests, such interests cannot be adequately protected without the non-competition obligations set forth in Section 1.
(b)Obligations to Third Parties. The Employee represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company does not and will not conflict with or breach any agreement with any prior employer or other party (including, without limitation, any nondisclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.
(c)Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time, and does not change the at-will nature of his/her employment.
(d)Acknowledgments.
The Employee acknowledges that he or she has the right to consult with counsel prior to signing this Agreement. The Employee further acknowledges that this Agreement is supported by fair and reasonable consideration independent from the Employee’s continued employment, and that this Agreement shall not take effect until the eleventh (11th) business day following the date on which the Company provided it to the Employee for review and execution.
(e)Successors and Assigns. The Employee’s obligations under this Agreement are personal and shall not be assigned by the Employee. This Agreement shall, however, be binding upon and inure to the benefit of the Company and its successors and assigns, including any corporation or entity with which or into which the Company may be merged or that may succeed to all or substantially all of its assets or business. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of any successor or assign of the Company without the necessity that this Agreement be re-signed, in which event “Company” shall be interpreted to include any successor or assign of the Company.

(f)Interpretation. If any restriction or definition set forth in Section 1 or Section 2 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of conduct, activities, or geographic area, it shall be interpreted to extend only over the maximum period of time, range of conduct, activities or geographic area as to which it may be enforceable.
(g)Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
(h)Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
(i)Governing Law and Consent To Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court in Suffolk County, Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such courts. The Company and the Employee each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.
(j)Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, authority, title, reporting relationship, territory, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.
(k)Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

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    THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

EMPLOYEE
Date:_______________________	_______________________________ Name:
AVEO PHARMACEUTICALS, INC.
Date: ______________________	By:____________________________ Name: Title:

Signature Page to Non-Competition and Non-Solicitation Agreement